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                                              EXHIBIT 2
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                      IDENTIFICATION AND CLASSIFICATION OF SUBSIDIARY(S) WHICH ACQUIRED SECURITIES
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                      Citigroup Global Markets Inc. is a broker or dealer registered under
                                        Section 15 of the Act. (15 U.S.C. 78o)

                      Smith Barney Fund Management LLC is an investment adviser in accordance with Section 240.13d-1(b) (1)(ii)(E)


                    Each of the undersigned hereby affirms the identification and Item 3
                    Classification of the subsidiaries which acquired the security holdings reported in this Schedule 13G.



                    Date:  September 10, 2004

                                          CITIGROUP FINANCIAL PRODUCTS INC.


                                          By: /s/ Serena D. Moe
                                             --------------------------------
                                              Name:  Serena D. Moe
                                              Title: Assistant Secretary

                                          CITIGROUP GLOBAL MARKETS HOLDINGS INC.


                                          By: /s/ Serena D. Moe
                                              --------------------------------
                                              Name:  Serena D. Moe
                                              Title: Assistant Secretary


                                          CITIGROUP INC.


                                          By: /s/ Serena D. Moe
                                              --------------------------------
                                               Name:  Serena D. Moe
                                               Title: Assistant Secretary

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